Exhibit 4(h)

Under proposed United States Treasury Regulations, it is possible that Notes that are not issued at a discount but that are issued between a record date and the related Interest Payment Date would be issued with original issue discount for United States Federal tax purposes, with the consequence that holders (including cash basis holders) would be required to report interest in respect of such Notes on a constant yield accrual basis for United States Federal income tax purposes.

CUSIP NO.                                                PRINCIPAL AMOUNT:
                                                         __________________
REGISTERED NO.  FXR



                              JOHNSON & JOHNSON

                         MEDIUM-TERM NOTE, SERIES C

               Due from 9 Months to 30 Years from Date of Issue

                                (Fixed Rate)

     If the registered owner of this Note (as indicated below) is The Depository Trust Company or a nominee of The Depository Trust Company, this
Note is a Global Note and the following legend is applicable: Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, CEDE & CO., has an interest herein.

             IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "YIELD TO
        MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED
                 UNDER THE APPROXIMATE METHOD) BELOW WILL BE
                COMPLETED SOLELY FOR PURPOSES OF APPLYING THE
          FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

     The following summary of terms is subject to the information set forth on the reverse hereof:

ISSUE PRICE:                                  ORIGINAL ISSUE DISCOUNT NOTE:
                                                  [ ] YES     [ ] NO
ORIGINAL ISSUE DATE:

MATURITY DATE:                                OPTION TO ELECT REPAYMENT:

                                            [ ] YEs [ ] NO
SPECIFIED CURRENCY:                         OPTIONAL REPAYMENT DATES:

                                            OPTIONAL REPAYMENT DATES & PRICES:
                                               From:     To:        Price:
OPTION TO RECEIVE PAYMENTS IN
SPECIFIED CURRENCY:
[ ] YES [ ] NO

AUTHORIZED DENOMINATIONS:                   OPTIONAL INTEREST RATE RESET:
                                            [ ] YES [ ] NO

INTEREST RATE:                              OPTIONAL INTEREST RATE RESET DATES:

INTEREST PAYMENT DATES:                     OPTIONAL EXTENSIONS OF MATURITY:
                                            [ ] YES [ ] NO

                                            EXTENSION PERIOD:

                                            NUMBER OF EXTENSION PERIODS:
TOTAL AMOUNT OF OID:

YIELD TO MATURITY:                          FINAL MATURITY DATE:

INITIAL ACCRUAL PERIOD OID:                 GLOBAL NOTE:   [ ] YES [ ] NO

OPTIONAL REDEMPTION:                        DEPOSITARY:
  [ ] YES [ ] NO

REDEMPTION DATES:                           EXCHANGE RATE AGENT:

REDEMPTION PRICE SCHEDULE:                  OTHER PROVISIONS:
   From:     To:     Price:

     JOHNSON & JOHNSON, a New Jersey corporation (herein called the "Company", which term includes any successor person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ____________, or registered assigns, the principal sum of ___________________________________ on the Maturity Date of this Note, and to pay interest thereon from and including the Original Issue Date shown above or from and including the last date in respect of which interest has been paid, as the case may be. Interest will be paid on the Interest Payment Dates shown above, commencing with the first such Interest payment Date next succeeding the Original Issue Date shown above (except as provided below), at the Interest Rate per annum specified above, until the principal hereof is paid or made available for payment, and interest shall accrue on any overdue principal and on any overdue installment of interest (to the extent that the payment of such interest shall be legally enforceable) at the Interest Rate per annum shown above. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the record date for such interest, which shall be the fifteenth day (whether or not a Business Day (as defined)) next preceding such Interest Payment Date; provided, however, that interest payable at the Maturity Date or upon earlier redemption or repayment will be payable to the person to whom principal shall be payable. If this Note was originally issued between a record date and an Interest Payment Date or on an Interest Payment Date, the first payment of interest on this Note will be made on the Interest Payment Date following the next succeeding record date to the registered owner of this Note on such next succeeding record date. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

     The principal of and any premium and interest on this Note are payable by the Company in U.S. dollars, unless otherwise specified above. If this Note is denominated in a Specified Currency other than U.S. dollars, and if Option to Receive Payments in Specified Currency is marked "Yes" above, then the Holder may, by delivery of a written request to the Trustee, 111 West Monroe Street, Chicago, Illinois 60690, or at such other address as it may designate as its principal corporate trust office, received by the Trustee on or prior to the applicable record date or at least 15 days prior to the Maturity Date or earlier redemption or repayment, as the case may be, elect to receive all such payments in the Specified Currency. Such election will remain in effect until revoked by written notice to the Trustee, which notice must be received not later than on or prior to the applicable record date or at least 15 days prior to the Maturity Date or earlier redemption or repayment, as the case may be. If bid quotations expressed in U.S. dollars of the type specified herein are not available payments of principal and interest will be made in the Specified Currency. If the Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, payments will be made in U.S. dollars as described on the reverse side hereof.

     If this Note is not a Global Note, payments in U.S. dollars of interest on this Note (other than interest payable at the Maturity

Date or upon earlier redemption or repayment) will be made by mailing a check to the Holder at the address of the Holder appearing in the security register kept by the Registrar on the applicable record date. Notwithstanding the foregoing, if the Holder of this Note holds $10,000,000 or more in aggregate principal amount of Notes (as defined on the reverse side hereof) of like tenor and terms (or the equivalent thereof in a Specified Currency other than U.S. dollars), the Holder shall be entitled to receive such payments in U.S. dollars by wire transfer of immediately available funds, but only if appropriate payment instructions have been received in writing by the Paying Agent not less than 15 calendar days prior to the applicable Interest Payment Date. Simultaneously with the election by the Holder to receive payments in a Specified Currency other than U.S. dollars (by written request to the Trustee, as provided above), the Holder shall provide appropriate payment instructions to the Paying Agent, and all such payments will be made in immediately available funds to an account maintained by the payee denominated in the Specified Currency. Principal, any premium and interest payable at the Maturity Date or upon earlier redemption or repayment in respect of this Note will be paid in immediately available funds upon surrender of this Note accompanied by wire transfer instructions at the office of the Paying Agent; provided that this Note is presented to such office in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. If this Note is a Global Note, beneficial owners hereof will be paid in accordance with the Depositary's and its participants' procedures in effect from time to time.

     Any payment otherwise required to be made in respect of this Note on a date that is not a Business Day need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

     Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

     If the registered owner of this Note (as indicated above) is the Depositary or a nominee of the Depositary, this Note is a Global Note and the following legend is applicable: UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE SECURITIES REPRESENTED HEREBY IN DEFINITIVE FORM, THIS GLOBAL NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, AND ONLY BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

     In addition, if this Note is a Global Note, ownership of beneficial interests herein will be limited to participants' in the Depositary or persons that hold interests through such participants, and the transfer of benefical interests herein will be effected only through records maintained by the Depositary (with respect to interests of participants in the Depositary) or by participants in the Depositary or persons that may hold interests through such participants (with respect to persons other than participants in the Depositary).

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall not be valid until the certificate of authentication hereon shall have been manually signed by or on behalf of the Trustee or an authenticating agent under the Indenture referred to on the reverse hereof.

     IN WITNESS WHEREOF, Johnson & Johnson has caused this instrument to be signed in its name by the facsimile signature of one of its duly authorized officers, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.


Dated:_____________ __, 19__
                                JOHNSON & JOHNSON


                                By: ____________________________
(Corporate Seal)

Attest:



By: ________________________

Trustee's Certificate of Authentication

This is one of the Securities of the
series described herein and referred to
in the within-mentioned Indenture.

Harris Trust and Savings Bank, As Trustee

By: _______________________
    Authorized Officer

                              [Reverse of Note]

                              JOHNSON & JOHNSON
                          MEDIUM-TERM NOTE, SERIES C

     Section 1. General. This Note is one of a duly authorized issue of debt securities of the Company (herein called the "Securities"), of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture, dated as of September 15, 1987, between Johnson & Johnson (the "Company") and Harris Trust and Savings Bank, as Trustee (the "Trustee"), as supplemented by a First Supplemental Indenture dated as of September 1, 1990 (as so supplemented, the "Indenture"), to which Indenture and all other indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes, this Note being subject to all terms therein contained. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, and may otherwise vary as the Indenture provides. This Note is one of a series designated as "Medium-Term Notes, Series C" of the Company. References herein to "Notes" shall mean the Notes of said Series C. This Note is an unsecured obligation of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness for borrowed money of the Company.

     Section 2. Payments. (a) Interest on this Note will be payable either semi-annually each May 15 and November 15 or annually each July 15 (each, an "Interest Payment Date") as specified on the face hereof and, in either case, at the Maturity Date or upon earlier redemption or repayment.

     Interest payments on each Interest Payment Date for this Note will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date, except that at the Maturity Date or upon earlier redemption or repayment the interest payments will include accrued interest from and including the Original Issue Date, or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Maturity Date or the date of redemption or repayment, as applicable.

     (b) The principal of and any premium and interest on this Note are payable by the Company in U.S. dollars, unless otherwise specified on the face hereof. If the Specified Currency shown on the face hereof is other than U.S. dollars and if the Holder has not made the election described in paragraph (c) below, payment in respect of this Note shall be made in U.S. dollars based upon the exchange rate as determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable to all Holders of Notes denominated in such Specified Currency who will receive payment in U.S. dollars on such payment date. If no such bid quotations are available, payments will be made in the Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case payment will be made as described in paragraph (d) below. All currency exchange costs associated with any payment in U.S. dollars on this Note shall be borne by the Holder hereof by deductions from such payments.

     (c) If the Specified Currency for this Note is other than U.S. dollars, the Exchange Rate Agent will, unless otherwise specified on the face hereof, determine the exchange rate for converting all payments in respect of this
Note into U.S. dollars in the manner described in paragraph (b) above and perform such conversion on behalf of the Company. Notwithstanding the foregoing, if this Note is denominated in a Specified Currency other than U.S. dollars and if Option to Receive Payments in Specified Currency is marked "Yes" on the face hereof, the Holder of this Note may elect to receive all such payments in the Specified Currency by delivery of a written request to the Trustee, which must be received by the Trustee on or prior to the applicable record date or at least 15 calendar days prior to the Maturity Date or earlier redemption or repayment, as the case may be. Such election shall remain in effect unless and until changed by written notice to the Trustee, but the Trustee must receive written notice of any such change on or prior to the applicable record date or at least 15 calendar days prior to the Maturity Date or earlier redemption or repayment, as the case may be.

     (d) Except as set forth below, if payment of this Note is required to be made in a Specified Currency other than U.S. dollars and on a payment date with respect to this Note such currency or currency unit is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such currency or currency unit or for the settlement of transactions by public institutions of or within the international banking community, then all such payments due hereunder on such payment date shall be made in U.S. dollars. The amount so payable on any payment date in such foreign currency or currency unit shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the basis of the most recently available noon buying rate for cable transfers in The City of New York as determined by the Federal Reserve Bank of New York (the "Market Exchange Rate"), or as otherwise specified on the face hereof. Any payment made under such circumstances in U.S. dollars where the required payment is in Specified Currency other than U.S. dollars will not constitute an Event of Default under the Indenture.

     If payment on this Note is required to be made in European Currency Units ("ECU") and on a payment date with respect to this Note ECU are unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, or are no longer used in the European Monetary System, then all such payments due hereunder on such payment date shall be made in U.S. dollars. The amount so payable on any payment date in ECU shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the following basis: The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were Components of the ECU as of the last date on which ECU were used in the European Monetary System. The equivalent of ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for the Components, or as otherwise indicated on the face hereof.

     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall have a value on the date of division equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

     All determinations in respect of this Note made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein or on the face hereof that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder of this Note and the Company, and the Exchange Rate Agent shall have no liability therefor.

     If this Note is denominated in a Specified Currency other than the U.S. dollar, in the event of an official redenomination of such Specified Currency, the obligations of the Company with respect to payments on this Note shall be deemed immediately following such redenomination to provide for payment of that amount of the redenominated Specified Currency representing the amount of such obligations immediately before such redenomination.

     (e) All percentages resulting from any calculations under this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all currency or currency unit amounts used in or resulting from any such calculation in respect of this Note will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded upward).

     (f) Until this Note is paid or payment thereof is duly provided for, the Company will, at all times, maintain a Paying Agent in The City of New York capable of performing the duties described herein to be performed by the Paying Agent. Initially, Harris Trust and Savings Bank, 111 West Monroe Street, P.O. Box 755, Chicago, Illinois 60690, will act as a Paying Agent and Registrar. Harris Trust Company of New York, 77 Water Street, New York, New York 10005, will act as a Paying Agent and co-registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company may act in any such capacity.

     Section 3. Redemption. If so specified on the face hereof, the Company may at its option redeem this Note in whole or from time to time in part on the date or dates designated as Redemption Dates on the face hereof at prices declining from a specified premium, if any, to par together with accrued interest to the date of redemption. The Company may exercise such option by mailing or causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the date of redemption. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all of the Notes having the same terms (except as to principal amount and date of issuance) as this Note are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the

Trustee shall deem fair and appropriate and otherwise as provided under the Indenture.

     Section 4. Repayment. If so specified on the face hereof, this Note will be repayable prior to the Maturity Date at the option of the Holder on the Optional Repayment Dates shown on the face hereof at the Optional Repayment Prices shown on the face hereof together with accrued interest to the date of repayment. In order for this Note to be repaid, the Paying Agent must receive at least 30 but not more than 45 days prior to an Optional Repayment Date (a) appropriate wire instructions and (b) either (i) this Note with the form below entitled "Option to Elect Repayment" duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of this Note, the portion of the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form below entitled "Option to Elect Repayment" duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, this Note with such form duly completed must be received by the Paying Agent by such fifth Business Day. Any tender of this Note for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment this Note shall be cancelled and a new Note or Notes for the remaining principal amount hereof shall be issued in the name of the Holder of this Note. After exercise of the repayment option, no transfer or exchange of this Note (or, if this Note is to be repaid in part, the portion hereof to be repaid) will be permitted. All questions as to the validity, eligibility (including time of receipt) and acceptance of this Note for repayment will be determined by the Company, whose determination will be final, binding and non-appealable.

     Section 5. Optional Interest Reset. If so specified on the face hereof, the interest rate on this Note may be reset by the Company on the Optional Interest Rate Reset Dates specified on the face hereof (each an "Optional Reset Date"). Not later than 40 days prior to each Optional Reset Date, the Trustee will mail to the Holder of this Note a notice (the "Reset Notice"), first class postage prepaid, indicating whether the Company has elected to reset the interest rate, and if so (i) such new interest rate and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or if there is no such next Optional Reset Date, to the Maturity Date of this Note

(each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

     Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Company may, at its option, revoke the interest rate provided for in the Reset Notice and establish a higher interest rate for the Subsequent Interest Period commencing on such Optional Reset Date by mailing or causing the Trustee to mail notice of such higher interest rate, first class postage prepaid, to the Holder of this Note. Such notice shall be irrevocable. All Notes with respect to which the interest rate is reset on an Optional Reset Date will bear such higher interest rate.

     If the Company resets the interest rate on this Note, the Holder of this Note, if indicated on the face hereof, will have the option to elect repayment of this Note by the Company on each Optional Reset Date at a price equal to the principal amount hereof plus interest accrued to such Optional Reset Date. In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth above for optional repayment except that the period for delivery of notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered this Note for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender for repayment until the close of business on the tenth day before such Optional Reset Date.

     Section 6. Optional Extension of Maturity. If so specified on the face hereof, the Maturity Date of this Note may be extended at the option of the Company for the number of whole year periods specified on the face hereof (each an "Extension Period") up to but not beyond the Final Maturity Date set forth on the face hereof. If the Company exercises such option, the Company or the Trustee will mail to the Holder of this Note not later than 40 days prior to the Maturity Date of this Note in effect prior to the exercise of such option (the "Original Maturity Date") a notice (the "Extension Notice"), first class, postage prepaid, indicating (i) the election of the Company to extend the Maturity Date, (ii) the new Maturity Date, (iii) the interest rate applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period. Upon the mailing of the Extension Notice, the Maturity Date of this Note shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms as prior to the mailing of such Notice.

     Notwithstanding the foregoing not later than 20 days before the Original Maturity Date of this Note the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by mailing or causing the Trustee to mail notice of such higher interest rate, first class, postage prepaid, to the Holder of this Note. Such notice shall be irrevocable. All Notes with respect to which the Maturity Date is extended will bear such higher interest rate for the Extension Period.

     If the Company extends the Maturity Date of this Note, the Holder, if indicated on the face hereof, will have the option to elect repayment of this Note by the Company on the Original Maturity Date at a price equal to the principal amount hereof, plus interest accrued to such date. In order to obtain repayment on the Original Maturity Date once the Company has extended the Maturity Date hereof, the Holder must follow the procedures set forth above for optional repayment except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Maturity Date and except that, if the Holder has tendered this Note for repayment pursuant to an Extension Notice, the Holder may by written notice to the Trustee revoke such tender for repayment until the close of business on the tenth day before the Original Maturity Date.

     Section 7. Sinking Fund. This Note will not be subject to any sinking fund.

     Section 8. Original Issue Discount Notes. Notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note, the amount payable in the event of redemption or repayment, or declaration of acceleration following an Event of Default, prior to the Maturity Date hereof in lieu of the principal amount due at the Maturity Date hereof shall be the Amortized Face Amount of this Note as of the redemption date, the date of repayment, or the date of declaration of acceleration, as the case may be. The "Amortized Face Amount" of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference, if any, between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Note exceed its principal amount.

     Section 9. Events of Default. An Event of Default is: default for 30 days in payment of interest on the Securities of this series; default in payment of principal on them; failure by the Company for 90 days after notice to it to comply with any of its other agreements in the Indenture or this Note; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities of this series may declare all the Securities of this series to be due and payable immediately.

     Section 10. Amendments and Waivers. Subject to certain exceptions, provisions of the Indenture or this Note may be amended with the consent of the holders of a majority in principal amount of the Securities at the time outstanding of each series to be affected, and any existing default with respect to this series may be waived with the consent of the holders of a majority in principal amount of the Securities of this series. Without the consent of any holder, the Indenture or this Note may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to the Holder or to make any change that does not adversely affect the rights of the Holder of this Note.

     Section 11. Authorized Denominations. The Securities of this series are issuable in registered form without coupons in the minimum denomination of $1,000 and in any larger amount that is an integral multiple of $1,000. If this Note is denominated in a Specified Currency other than U.S. dollars, then the Authorized Denominations are shown on the face hereof.

     Section 12. Exchanqe and Reqistration of Transfer. Upon due presentment for exchange or registration of transfer of this Note at the office or agency of the Registrar, one or more new Notes of authorized denominations, for an equal aggregate principal amount, will be issued to the transferee in exchange therefor subject to the limitations provided in the Indenture. Under certain circumstances, as described in the Indenture, the Company may charge a fee for any registration of transfer or exchange. The Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Registrar need not exchange or register the transfer of this Note (or portion hereof) if it has been selected for redemption. Also, the Registrar need not exchange or register the transfer of this Note for a period of 15 days before the mailing of a notice of redemption.

     If this Note is a Global Note (as specified on the face hereof), this
Note is exchangeable only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary ceases to be in good standing under the Securities Exchange Act of 1934, as amended, and the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware that such Depositary is no longer in good standing, or (y) the Company in its sole discretion determines that this Note shall be exchanged for certificated Notes in definitive form, provided that the definitive Notes so issued in exchange for this Note shall be in authorized denominations and be of like aggregate principal amount and tenor and terms as the portion of this Note to be exchanged. Except as provided above, owners of beneficial interests in this Note (if a Global Note) will not be entitled to have this Note or Notes represented by this Note registered in their names or receive physical delivery of Notes in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

     Section 13. Owners. Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any Paying Agent and the registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for all purposes, and none of the Company, the Trustee or any Paying Agent or any registrar shall be affected by any notice to the contrary.

     Section 14. No Recourse Aqainst Certain Persons. A stockholder, officer, director or employee, as such, past, present or future, of the Company or any successor corporation, shall not have any liability for any obligation of the Company under the Indenture or this Note or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting this Note, the Holder hereby waives and releases all such liability. Such waiver and release are part of the consideration for the issue of this Note.

     Section 15. Business Day. "Business Day" means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: the day is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York and (ii) if this Note is denominated in a Specified Currency other than U.S. dollars (a) not a day on which banking institutions are authorized or required by law or regulation to close in the principal financial center of the country issuing such Specified Currency (which in the case of ECU shall be Luxembourg and London) and (b) a day on which banking institutions in such financial center are carrying out transactions in such Specified Currency.

     Section 16. Definitions. All terms used in this Note which are not defined herein but are defined in the Indenture shall have the meanings assigned to them therein.

     Section 17. Governinq Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to: Treasurer, Johnson & Johnson, One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933.

                          OPTION TO ELECT REPAYMENT

     The undersigned owner of this Note hereby irrevocably elects to have the Company repay the principal amount of this Note or portion hereof below designated at (i) the Optional Repayment Price indicated on the face hereof plus interest accrued to the Optional Repayment Date, if this Note is to be repaid pursuant to Section 4 of this Note, or (ii) 100% of the principal amount of this Note plus interest accrued to the Optional Reset Date, if this
Note is to be repaid pursuant to Section 5 hereof, or to the Original Maturity Date, if this Note is to be repaid pursuant to Section 6 hereof.


Dated: _____________________________ _________________________________________
               Signature
                                         Sign exactly as name appears on the
                                         front of this Note [SIGNATURE
                                         GUARANTEE - required only if Notes are
                                         to be issued and delivered to
                                         other than the registered holder]

Principal amount to be repaid,           Fill in for registration of
if amount to be repaid is less           Notes if to be issued
than the principal amount of             otherwise than to registered
this Note (principal amount              holder:
remaining must be an authorized
denomination)

$ _________________________________      Name: _______________________________

                                         Address: ____________________________

                                                  ____________________________
                                             (Please print name and address
                                              including zip code)

                                         SOCIAL SECURITY OR OTHER TAXPAYER
                                         ID NUMBER

                                         _____________________________________

                        _____________________________

                                ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                                        TEN COM - as tenants in common
                                        TEN ENT - as tenants by the entireties
                                        JT TEN - as joint tenants with right of
                                        survivorship and not as tenants in
                                        common

                                        UNIF GIFT MIN ACT -
                                        ...............Custodian...............
                                  (Cust)                (Minor)
                                  Under Uniform Gifts to Minors Act
                                  .................................
                                              (State)

                                         Additional  abbreviations  may also
be used  though  not in the  above list.

                        _____________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

_____________________________________

_____________________________________

____________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE
OF ASSIGNEE

______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________ attorney to transfer said
Note on the books of the Company, with full power of substitution in the premises.

Dated:                                      __________________________________
                                            Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.